F.N.B. Corporation Expands Central Pennsylvania Presence
with the Acquisition of Metro Bancorp, Inc.

Joint Press Release
PITTSBURGH, PA and HARRISBURG, PA, August 04, 2015 -- F.N.B. Corporation (“FNB”) (NYSE: FNB) and Metro Bancorp, Inc. (“Metro”) (NASDAQ: METR) today jointly announced the signing of a definitive merger agreement pursuant to which F.N.B. Corporation will acquire Metro Bancorp, Inc., the holding company and parent of Metro Bank, in an all stock transaction valued at approximately $32.72 per share, or $474 million in the aggregate, using the closing stock price of FNB as of Monday, August 3, 2015.
The acquisition of the Harrisburg-based bank will provide FNB with approximately $3.0 billion in total assets, including $2.4 billion in total deposits, $2.1 billion in total loans and 32 banking offices located in the Harrisburg, York, Lancaster, Reading and Lebanon MSAs. The transaction will enhance FNB’s distribution and scale across Central Pennsylvania and strengthen its position as the largest Pennsylvania-based regional bank, moving its state deposit market share rank to a top five position. With the acquisition of Metro, FNB will have $19.6 billion in assets, including $14.7 billion in total deposits, $13.7 billion in total loans and more than 300 full service banking offices.
Under the terms of the merger agreement, which has been approved by the board of directors of each company, shareholders of Metro will be entitled to receive 2.373 shares of FNB common stock for each common share of Metro. The exchange ratio is fixed and the transaction is expected to qualify as a tax-free exchange for shareholders of Metro.
“We are very excited about this transaction and the significant scale it adds to our franchise in Central Pennsylvania,” said Vincent J. Delie, Jr., President and Chief Executive Officer of F.N.B. Corporation. “These markets have attractive demographics with tremendous revenue potential given the number of retail and commercial prospects. The meaningful size of this transaction will allow FNB to leverage the significant infrastructure investments we have made in the expansion of our product offerings and risk management systems. Additionally, Metro is a well-established institution with an excellent customer service culture and an attractive deposit base with modern branches in prime locations.”
“We are enthused about our announced merger with FNB,” said Metro Bancorp Chairman and CEO Gary Nalbandian. “The combination is a tremendous opportunity for everyone involved with Metro. It will deliver significant value to Metro shareholders and an opportunity for our employees and customers to partner with one of Pennsylvania’s fastest growing and best performing banks. FNB has tremendous financial strength, considerable resources and capabilities and values that are very similar to ours.”
Upon consummation of the merger, FNB will appoint one current Metro Director to its Board of Directors.
The transaction meets all of FNB's prescribed acquisition criteria including strong earnings per share accretion in the first full year of 4% on a GAAP basis and 6% on a cash basis, and an internal rate of return on capital invested of more than 20%. Tangible book value per common share is expected to be diluted by approximately 3% at closing supported by an earnback period of just under five years using the crossover method and less than 5 months on a pro forma earnings basis.
FNB and Metro expect to complete the transaction in the first quarter of 2016 after satisfaction of customary closing conditions, including regulatory approvals and the approval of the FNB and

Metro shareholders. As is customary for FNB, the operations of Metro are expected to be fully integrated into FNB as of the transaction close date.
RBC Capital Markets, LLC acted as lead financial advisor to FNB and Griffin Financial Group LLC rendered a fairness opinion to the Board of Directors of FNB. Sandler O’Neill & Partners LP acted as financial advisor to Metro and rendered a fairness opinion to the Board of Directors of Metro. Reed Smith LLP served as legal counsel to FNB and Mette, Evans & Woodside and Sullivan & Cromwell LLP served as legal counsel to Metro.
An investor presentation will be available through the “About Us” section of FNB’s website at www.fnbcorporation.com and clicking on the “Investor Relations & Shareholder Services” tab or on the SEC’s website at www.sec.gov.
CONFERENCE CALL
F.N.B. Corporation will host a conference call to discuss the transaction on Tuesday, August 4, 2015, at 2:00 PM EDT. Participating callers may access the call by dialing 1-866-652-5200 or 1-412-317-6060 for international callers. The related investor presentation and listen-only audio webcast may be accessed through the “About Us” section of FNB’s website at www.fnbcorporation.com and clicking on the “Investor Relations & Shareholder Services” tab.
A replay of the call will be available from shortly after the call until midnight EDT on Tuesday, August 11, 2015. The replay is accessible by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the access code is 10070411. The call transcript and webcast will be available on the “About Us” section of FNB Corporation’s website at www.fnbcorporation.com and clicking on the “Investor Relations & Shareholder Services” tab.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
F.N.B. Corporation and Metro Bancorp, Inc. will file a joint proxy statement/prospectus and other relevant documents with the SEC in connection with the merger.
THE RESPECTIVE SHAREHOLDERS OF F.N.B. CORPORATION AND METRO BANCORP, INC. ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statements/prospectuses and other relevant materials (when they become available), and any other documents F.N.B. Corporation and Metro Bancorp, Inc. have filed with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317; and free copies of the documents Metro Bancorp, Inc. has filed with the SEC by contacting Investor Relations (Sherry Richart), Metro Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111, telephone: (717) 412-6301.
F.N.B. Corporation and Metro Bancorp, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of F.N.B. Corporation and Metro Bancorp, Inc. in connection with the proposed merger. Information concerning such participants' ownership of F.N.B. Corporation and Metro Bancorp, Inc. common shares will be set forth in the F.N.B. Corporation and Metro Bancorp, Inc. joint proxy statements/prospectuses relating to the merger when they become available. This communication does not constitute an offer of any securities for sale.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states, including three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. F.N.B. has total pro-forma assets (with the proposed merger of Metro Bancorp, Inc.) of $19.6 billion and more than 300 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.
About Metro Bancorp, Inc.
Metro Bank, subsidiary of Metro Bancorp Inc. (NASDAQ: METR), is a financial services retailer with 32 stores in the counties of Berks, Cumberland, Dauphin, Lancaster, Lebanon and York. Headquartered in Harrisburg, Metro Bank opened its first location in Camp Hill, Pa. in 1985, pioneering industry-changing conveniences in Central Pennsylvania including seven-day branch banking, free personal checking, free customer coin-counting machines and use of a prototype store design. Additional services include free instant-issue Visa debit cards, free online and mobile banking and 24/7 live customer service. The bank also offers commercial banking services including term loans, commercial mortgages, lines of credit and cash management services. For more information about Metro Bank, visit www.mymetrobank.com.
Forward-looking Statements
This joint press release of F.N.B. Corporation and Metro Bancorp, Inc. contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation and Metro Bancorp, Inc. Forward-looking statements are typically identified by words such as "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B. Corporation and Metro Bancorp, Inc. reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals in a timely manner and without significant expense or other burdens; meet other closing conditions to the Merger, including approval by and F.N.B. Corporation and Metro Bancorp, Inc. shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the F.N.B. Corporation and Metro Bancorp, Inc. businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. Corporation products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. F.N.B. Corporation and Metro Bancorp, Inc. undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
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Analyst/Institutional Investor Contact:
Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell)
lazzaro@fnb-corp.com

Media Contact:
Jennifer Reel, 724-983-4856, 724-699-6389 (cell)
reel@fnb-corp.com